Exhibit 32.1




                           Section 906 Certification


I, Richard L. Hannigan, Sr., Chief Executive and Chief Financial Officer and President of Voyager Entertainment International, Inc., certify that (i) the attached annual report on Form 10-KSB of Voyager Entertainment International, Inc. for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-KSB Report for said period in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.

/s/ Richard L. Hannigan, Sr.                          Dated: January 22, 2009
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Richard L. Hannigan, Sr.
President and Chief Executive and Chief Financial Officer